UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 26, 2013

CVS CAREMARK CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-01011	05-0494040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One CVS Drive, Woonsocket, Rhode Island 02895
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (401) 765-1500

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On November 26, 2013, CVS Caremark Corporation, a Delaware corporation (“CVS Caremark”), Ocean Acquisition Sub, L.L.C., a Delaware limited liability company and a wholly owned subsidiary of CVS Caremark (“Buyer”), Apria Holdings LLC, a Delaware limited liability company (“Seller”), Apria Finance Holdings, Inc., a Delaware corporation (the “Company” and, together with Seller, the “Seller Parties”), and Apria Healthcare Group Inc., a Delaware corporation (“AHG”), entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) to acquire Coram LLC, the specialty infusion services and enteral nutrition business unit of AHG. The Stock Purchase Agreement provides that, upon the terms and subject to the conditions thereof, Buyer will purchase all of the issued and outstanding common shares of the Company (the “Acquisition”), repay certain indebtedness of the Seller Parties, and pay certain transaction expenses, for a base purchase price of approximately $2.1 billion.

The Acquisition is subject to (i) the receipt of all regulatory approvals, including antitrust, (ii) the completion of certain restructuring steps, including the repayment and discharge of certain existing indebtedness, and (iii) certain other customary closing conditions.

The foregoing description of the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to such agreement, which is filed as an Exhibit hereto and is incorporated into this report by reference.

The Stock Purchase Agreement governs the contractual rights between the parties in relation to the Acquisition. The Stock Purchase Agreement has been filed as an exhibit to this Current Report on Form 8-K to provide investors with information regarding the terms of the Stock Purchase Agreement and is not intended to modify or supplement any factual disclosures about CVS Caremark in CVS Caremark’s public reports filed with the Securities and Exchange Commission. In particular, the Stock Purchase Agreement is not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to CVS Caremark. The representations and warranties contained in the Stock Purchase Agreement have been negotiated with the principal purpose of establishing the circumstances in which a party may have the right not to consummate the Acquisition if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocating risk between the parties, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable under the securities laws.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

2.1	Stock Purchase Agreement dated as of November 26, 2013 among CVS Caremark Corporation, Apria Holdings LLC, Apria Finance Holdings, Inc., Apria Healthcare Group Inc. and Ocean Acquisition Sub, L.L.C.*

Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. CVS Caremark agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule or exhibit upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVS CAREMARK CORPORATION

By:	/s/ David M. Denton
David M. Denton Executive Vice President and Chief Financial Officer

Dated: November 27, 2013

EXHIBIT INDEX

Exhibit No.	Description
2.1	Stock Purchase Agreement dated as of November 26, 2013 among CVS Caremark Corporation, Ocean Acquisition Sub, L.L.C., Apria Holdings LLC, Apria Finance Holdings, Inc., and Apria Healthcare Group Inc.*

* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. CVS Caremark agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule or exhibit upon request.